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                                                     EXHIBIT 24.2
                      MONSANTO COMPANY

                        CERTIFICATE
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I, Sonya M. Davis, Assistant Secretary of Monsanto Company, hereby certify that the following is a full, true and correct copy of excerpts from resolutions adopted by the Board of Directors of Monsanto Company on February 25, 2000, at which meeting a quorum was present and acting throughout:

1. The Chairman of the Board, the President, any Vice Chairman of the Company, any Vice President, the Chief Financial Officer, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or the Controller or any Assistant Controller of the Company is hereby authorized to sign and execute, for and on behalf of the Company, the Company's Annual Report on Form 10-K ("Form 10-K") for the year 1999 and any other report to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended.

2. Each officer and director who may be authorized or required to sign and execute the Form 10-K or any document in connection therewith or any Registration Statement (whether for and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing R. William Ide III, Judith A. Reinsdorf, Sonya
        M. Davis or Janet L. Horgan, or any of them acting alone, his or her true and lawful attorney or attorneys, with full power of substitution and resubstitution to sign in his or her name, place and stead in any such capacity such Form 10-K or Registration Statement and any and all amendments thereto and documents in connection therewith, and to file the same with the Commission or any other governmental body, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors, every act whatsoever which such attorneys, or any one of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

 .   .   .

IN WITNESS WHEREOF, I have hereunto set my hand in my official capacity and affixed the corporate seal of Monsanto Company this 7th day of March, 2000.



                            /s/  Sonya M. Davis
                            --------------------------
                            Sonya M. Davis
[SEAL]                      Assistant Secretary